Venable, Baetjer and Howard, LLP
1800 Mercantile Bank & Trust Building
2 Hopkins Plaza
Baltimore, Maryland 21201

June 9, 2000


Meritage Corporation
6613 North Scottsdale Road, Suite 200
Scottsdale, Arizona 85250

Re:  Registration Statement on Form S-8 of Meritage Corporation
     (Formerly Monterey Homes Corporation)

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Meritage Corporation (formerly Monterey Homes Corporation), a Maryland corporation (the "Registrant"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to General Instruction E to Form S-8, the Registration Statement incorporates by reference the information contained in
(i) the Registrant's Registration Statement on Form S-8 (No. 333-37859) which was filed with the Commission and became effective on October 14, 1997 (the "First Registration Statement") and (ii) the Registrant's Registration Statement on Form S-8 (No. 333-75629) which was filed with the Commission and became effective on April 2, 1999 (the "Second Registration Statement"). A total of Two Hundred Twenty-Five Thousand (225,000) shares of the Registrant's common stock, par value $0.01 per share ("Common Stock") was registered pursuant to the First Registration Statement and a total of Two Hundred Fifty Thousand (250,000) shares of Common Stock was registered pursuant to the Second Registration Statement.

         The Registration Statement (A) reflects amendments to the Registrant's stock option plan, as amended (the "Plan"), that, among other things, authorize an additional Three Hundred Thousand (300,000) shares of the Registrant's Common Stock (the "Additional Shares") for issuance and sale pursuant to the Plan, as so amended (the "Amended Plan") and (B) registers the Additional Shares for issuance and sale pursuant to the Amended Plan.

         In connection with this opinion, we have considered such questions of Maryland law as we have deemed necessary as a basis for the opinions set forth below, and we have examined or otherwise are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Amended Plan; (ii) the prospectus included in the Registration Statement substantially in the form in which it is to become effective; (iii) the First Registration Statement; (iv) the Second Registration Statement; (v) a certificate, dated as of June 2, 2000, issued by the Maryland State Department of Assessments and Taxation to the effect that the Registrant is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland (upon which we have relied as to those matters addressed therein); (vi) the Amended and Restated Articles of Incorporation, as amended, of the Registrant dated June 2, 2000, as certified by the Maryland State Department of Assessments and Taxation as of June 2, 2000; (vii) the Bylaws of the Registrant as certified by the Secretary of the Registrant on June 7, 2000; (viii) certain resolutions of the Board of Directors and the stockholders of the Registrant relating to the Additional Shares and the Amended Plan; (ix) a certificate of the Secretary of the Registrant dated June 7, 2000, relating to such resolutions and certain other matters; and (x) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Registrant and others.

         Based upon the foregoing, we are of the opinion that the Additional Shares have been duly authorized for issuance and that when issued, sold, paid for and delivered as contemplated by the Amended Plan, the Additional Shares will be validly issued, fully paid and nonassessable.

         This letter is strictly limited to the matters expressly set forth herein and no statements or opinions should be inferred beyond such matters. This opinion is limited to the corporate law of the State of Maryland governing matters such as the authorization and issuance of stock (without regard to the principles of conflicts of laws thereof) and is based upon and limited to such laws in effect as of the date hereof. We assume no obligation to update the opinion set forth herein. This opinion does not extend to the securities or "blue sky" laws of Maryland or any other state, to the federal securities laws or to any other laws.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ VENABLE, BAETJER AND HOWARD, LLP